Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference and inclusion of our name and the incorporation of our name by reference in the Annual Report on Form 10-K of Venoco, Inc. in this Form S-8 to be filed on or about December 12, 2008.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

December 11, 2008